UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 30, 2004

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 30, 2004, pursuant to the terms and conditions of the Asset Purchase and Sale Agreement (the “Agreement”) dated as of July 1, 2004, MarkWest Energy Partners, L.P. (the “Partnership”), a consolidated subsidiary of MarkWest Hydrocarbon, Inc. (“MarkWest Hydrocarbon”), completed the acquisition (the “American Central East Texas Acquisition”) of American Central East Texas Gas Company, L.P.’s (“American Central”) Carthage gathering system and gas processing assets located in east Texas for approximately $240 million, before transaction costs and subject to certain post-closing adjustments.  The purchase price was determined through arms-length negotiations between the Partnership and American Central.

The assets include the Carthage gathering system located in the eastern Texas county of Panola.  The Carthage gathering system has been constructed over the last 10 years and offers both low- and high-pressure service to producers in the Carthage Field, gathering gas from the Cotton Valley, Pettit and Travis Peak formations.  The system consists of approximately 180 miles of pipeline connected to approximately 1,700 wells with an additional 82 miles of pipeline currently under construction. The gathering system also includes approximately 65,000 horsepower of compression with an additional 35,000 horsepower currently being installed. Current system throughput is approximately 245 million cubic feet of natural gas per day (“MMcf/d”) and is anticipated to increase to approximately 310 MMcf/d by the end of 2004 due to the connection to the system of additional contracted volumes.  The gathering system has a capacity of approximately 350 MMcf/d.  Also included in the acquisition is a 175 MMcf/d processing facility currently under construction and a natural gas liquids, such as propane, butanes and natural gasoline, pipeline to be constructed in 2005.

The purchase price of approximately $240 million was financed through borrowing under the Partnership line of credit and a secondary offering of approximately 1.3 million of our common units, at $34.50 per unit, which netted us approximately $45 million after transaction costs and the general partner contribution.  The Partnership credit facility, that is administered by Royal Bank of Canada, was amended and restated at the closing of the acquisition to increase availability under the revolving facility from $140 million to $265 million and to add a term loan facility of $50 million, for an aggregate borrowing of $315 million.  At the conclusion of the acquisition, outstanding borrowings under the Partnership’s credit facility were $287 million.  All of the Partnership’s assets are pledged to the credit facility lenders to secure the repayment of the outstanding borrowings under the credit facility.

ITEM 7.                  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.

The Financial Statements required to be filed pursuant to Item 7(a) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(c)           Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

		By:	MarkWest Energy GP, L.L.C.
It’s General Partner

Date:	August 13, 2004	By:	/s/ James G. Ivey
James G. Ivey,
Chief Financial Officer